UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 14, 2015

SPHERIX INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6430 Rockledge Drive, Suite 503 Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, the Board of Directors of the Company appointed Mr. Howard E. Goldberg to serve as a director of the Company, effective upon his acceptance of such position. Mr. Goldberg is not currently expected to be appointed as a member of any of the Board committees, although the Board is continuing to evaluate whether Mr. Goldberg may be appointed to a Board committee in the future. There is no arrangement or understanding between Mr. Goldberg and any other person pursuant to which Mr. Goldberg was appointed as a director. Mr. Goldberg is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K and, other than the Consulting Agreement (which is described below, annexed as exhibit 10.1 to this current report and incorporated herein by reference), has not entered into any material plan, contract, arrangement or amendment in connection with his election to the Board. Mr. Goldberg is eligible to participate in all compensatory arrangements from time to time in effect for the Company's other Board members.

Also, on August 10, 2015, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Goldberg (d/b/a Forward Vision Associates, of which Mr. Goldberg is the sole proprietor and owner), on an independent contractor basis, pursuant to which Mr. Goldberg will, among other services, provide advisory services to the Company in areas including licensing, litigation and business strategies. The Company will pay Mr. Goldberg an agreed upon quarterly retainer amount of $20,400 (calculated on an hourly basis) and, if applicable, upon exhaustion of each quarterly retainer, at an hourly rate to be paid in equity (for the first 50 hours above the quarterly retainer), and subsequently (if applicable) at an hourly rate thereafter in cash. The Company will reimburse Mr. Goldberg for actual out-of-pocket expenses. The Consulting Agreement has an initial term of one year, unless Consultant has completed the desired services by an earlier date or unless the agreement is earlier terminated pursuant to its terms. The Consulting Agreement may be extended by written agreement of both the Company and Consultant. The Consulting Agreement was approved by all of the independent directors of the Company. Mr. Goldberg is currently 69 years of age, and over the past five years, in addition to his involvement with Forward Vision Associates (through which he provides consulting and advisory services to companies), Mr. Goldberg has also been involved with Kitchology Inc. as a co-founder and director, and is a member of the project faculty at the Wharton School of the University of Pennsylvania.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1	Consulting Agreement, dated as of August 10, 2015, by and between Spherix Incorporated and Howard E. Goldberg d/b/a Forward Vision Associates.
99.1	Press Release of Spherix Incorporated, dated as of August 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 17, 2015

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer